Exhibit 10.41

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

SECOND AMENDED AND RESTATED

NONEMPLOYEE DIRECTORS UNIT ACCUMULATION PLAN

Texas Eastern Products Pipeline Company, LLC, a  Delaware  limited liability company (the “Company”), hereby establishes, effective January 1, 2004, a Unit Accumulation Plan (the “Plan”).  This Second Amended and Restated Unit Accumulation Plan (“Plan”), providing for the automatic deferral of a certain portion of each Director’s annual stipend as described below, is hereby established by Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (“Company”):

1.                                       Eligibility

Any member of the Board of Directors of the Company who is not also an employee of Duke Energy Corporation, the Company, or any other company affiliated with Duke Energy Corporation including but not limited to Duke Energy Field Services, LLC (“Director”), shall participate under the Plan (“Participant”).

1.                                       Fees to be Deferred and Length of Deferral

Each Director shall have a portion of his/her annual directors fees paid in the form of TEPPCO Partners phantom LP Units (“Phantom Units”), which shall automatically be deferred until the director terminates his/her services as a Director, or if later, a specified age.  Each Director shall be credited with 100 Phantom Units on the last day of each calendar quarterly period (i.e. March 31, June 30, September 30 and December 31), provided that Participant was a member of the Board of Directors during such quarterly period.

2.                                       Time and Method of Election to Defer

a.                                       Each Participant may elect on an election form that has been approved by the Committee to have the amounts deferred under this Plan become payable upon the later of termination as a Director or attainment of a specified age; provided, however, that if the Participant does not file an election, such amounts shall become payable upon termination as a Director.

b.                                      An election to defer distribution until a specified age shall be irrevocable and shall apply to all amounts deferred under this Plan unless revoked by a new Deferral Election Form filed prior to December 31 of the year preceding the calendar year in which the Participant ceases to be a Director.

3.                                       Phantom Unit Account

The Company shall establish a Phantom Unit account (“TEPPCO LP Account”) in the name of each Participant, which shall be deemed invested in, or liquidated from, whole and fractional TEPPCO Partners LP Units, based upon the closing price of a TEPPCO Partners LP Unit as reported on the NYSE Composite Reporting System as of the trading day immediately following the last day of each calendar quarterly period,  or the last day of the year that immediately precedes payment of the balance of the TEPPCO LP Account in a lump sum or in an annual installment, whichever day is applicable.  The Participant’s TEPPCO LP Account shall be increased to reflect the TEPPCO Partners LP Units added on the last day of each calendar quarterly period as set forth in Section 2 of this Plan.  The Participant’s TEPPCO LP Account shall be adjusted for (i) Distribution Equivalents as determined pursuant to Section 9 of this Plan and (ii) investment gain or loss based upon the performance of the TEPPCO Partners LP Units.  The Participant’s TEPPCO LP Account shall be decreased to reflect any payment of the balance thereof.  TEPPCO LP Accounts shall be maintained by the Company in accordance with such accounting rules and procedures as the Company, in its sole discretion, shall determine.

4.                                       Time of Payment

The Company shall pay the balance of a Participant’s TEPPCO LP Account, in a lump sum, or in five (5) annual installments, with the lump sum payment or the first installment payment, as the case maybe, being made by January 15 of the year next following the later of the year in which the Participant’s service as a Director terminates or the Participant attains the elected age on the Deferral Election form.  Subsequent installment payments (if any) shall be made by January 15 of subsequent years.  All such payments shall be in cash.

5.                                       Form of Payment

A Participant shall elect to have payment of the balance of the TEPPCO LP Account made in one of the following forms:

a.                                       In a lump sum, the amount of which shall be the balance of the Participant’s TEPPCO LP Account, as adjusted for Phantom Unit investment through the last day of the preceding year, provided Participant may elect to take such lump sum amount, without interest, in four (4) equal quarterly installments during the calendar year in which such lump sum amount is payable with the first such quarterly payment made by January 15th of such year, or

b.                                      In five (5) annual installments, the amount of each installment shall be the balance of the Participant’s TEPPCO LP Account, as adjusted for Phantom Unit investment through the last day of the preceding year and for any installment previously paid, divided by the number of installments not yet paid.  Participant’s TEPPCO LP Account shall continue to be credited with Distribution Equivalents until such time as no balance remains in the account.

Notwithstanding the foregoing:

a.                                       If at the close of the year during which the Participant’s service as a Director terminates or the year in which the Participant attains the elected age on the Deferral Election form, whichever is later, the aggregate balance of the Participant’s TEPPCO LP Account does not exceed $10,000.00, the aggregate balance of the Participant’s TEPPCO LP Account shall be paid to the Participant in a lump sum by January 15 of the next following year; or

b.                                      In the event of the Participant’s death, the aggregate balance of the Participant’s TEPPCO LP Account shall be paid to the Participant’s beneficiary in a lump sum by January 15 of the year next following the year in which the Participant died.

7.                                       Death Beneficiary

A Participant may designate a beneficiary or beneficiaries to receive the aggregate balance of the Participant’s TEPPCO LP Account that is unpaid at the time of Participant’s death.  Such designation, including the revocation of any prior designation by a superseding designation, shall be made by completing the approved form and filing with the Secretary of the Company.  A beneficiary designation by a Participant who is married at the time of his/her death which fails to name the Participant’s surviving spouse as the sole beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by the Secretary of the Company, another representative of the Committee or notary public, acknowledging the effect of the designation.  Spousal consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction of the Secretary of the Company that the consent of the Participant’s spouse could not be obtained because there is no spouse, the spouse could not be located or there exist such other mitigating circumstances as may be prescribed by the Secretary of the Company.  Any spouse’s consent (or establishment that the consent could not be obtained) shall be effective only with respect to that spouse.  Any Participant may change his/her beneficiary designation at any time by filing with the Secretary of the Company a new beneficiary designation (with such spousal consent as may be required).  Such designation shall not become effective until so filed and unless so filed prior to the time of Participant’s death.  In the event that a beneficiary designation is not in effect at the time of Participant’s death or in the event that no designated beneficiary has survived the Participant’s death, the Participant’s estate shall be the Participant’s sole beneficiary.

8.                                       Payments to Minors and Incompetents

Should the Participant become incompetent or should the Participant’s beneficiary be a minor or incompetent, the Company is authorized to make payment to a parent or guardian of such minor or incompetent in full discharge of its obligations to such minor or incompetent under the Plan.

9.                                       Distribution Equivalents

As soon as possible after each quarterly distribution date, TEPPCO shall credit to each  Participant’s TEPPCO LP Account a monetary amount (“Distribution Equivalents”) equal to the product of:

1.                                       the total number of Phantom Units in Participant’s TEPPCO LP Account, multiplied by

2.                                       the distribution paid with respect to a TEPPCO Partners, L.P. Unit for such quarter.

On the date that a quarterly credit of Phantom Units is made to a Participant’s TEPPCO LP Account, any monetary balance in such account will be converted to additional Phantom Units in accordance with the provisions of Section 4 of this Plan.

10.                                 Plan Administration

The Compensation Committee of the Board of Directors of the Company (the “Committee”) is the administrator of the Plan, provided that any member of the Compensation Committee who is eligible under the Plan shall not participate in any matters or decisions constituting the administration of the Plan.  As Plan administrator, the Committee shall have full and exclusive authority to control and manage the operation and administration of the Plan.  The Committee may adopt such rules, and approve such forms, as may be necessary or desirable for the administration of the Plan and may delegate any of its duties and authority to others.

The Committee has the discretion:

1.                                       To interpret and construe the terms and provisions of the Plan (including any rules adopted for the Plan);

2,                                       To correct any defect, supply any omission, or reconcile any inconsistency in the Plan;

3.                                       To decide any claim arising under the Plan; and

4.                                       To make factual determinations in connection with any of the foregoing.

A decision by the Committee with respect to any matter pertaining to the Plan shall be conclusive and binding on all interested  parties.

11.                                 Unfunded Plan

The Plan is unfunded.  To the extent that a Participant or beneficiary acquires a right to receive payments from the Company under the Plan, such right shall not be greater than the right of an unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company.  Title to and beneficial ownership of any assets, whether cash or investments, which the Company may set aside in a grantor trust or otherwise earmark to pay its obligations hereunder will at all times remain the property of the Company, and neither the Participant nor the Participant’s estate or other beneficiary shall have any property interest whatsoever in any specific assets of the Company.

12.                                 Nonassignability

The right of the Participant to receive payment from the Company under the Plan shall not be assigned, transferred, pledged, or encumbered except as provided by Section 7.  Any attempted assignment, transfer, pledge, or encumbrance in violation of this Section 12 shall be null and void.

13.                                 Amendment or Termination

The Plan may be amended from time to time or terminated by the Board of Directors of the Company, except that no amendment or termination shall, without the consent of the Participant, impair the rights of the Participant to receive payment of the aggregate balance of the Participant’s TEPPCO LP Account.

14.                                 Governing Law

The Plan, and all determinations made and actions taken pursuant thereto, to extent not governed by the provisions of the Internal Revenue Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the state of Texas.

This Plan document has been executed on behalf of the Company this 11th day of February, 2004.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

By:	/s/ BARRY R. PEARL
Its:	Chief Executive Officer and President

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

AMENDED AND RESTATED

NONEMPLOYEE DIRECTORS FEE DEFERRAL PLAN

Deferral Election Form

To the Corporate Secretary:

Time of Payment

Pursuant to the Plan, I hereby elect to have amounts deferred under this Plan paid on the January 15th of the year next following the year specified below (Check one).  I understand that regardless of my election, amounts deferred under this Plan can be paid no earlier than the January 15 of the year next following the calendar year in which my services as a Director terminate.  I understand that I may change this election only by filing a new election form with you no later than the close of the calendar year preceding the calendar year with respect to which the superseding deferral election is to be effective.

☐              The year my services as a Director terminate

☐              The year I attain age               , if later than the date my services as a Director terminate.

Payment Form Election

To the extent permitted by the Plan, I hereby elect that payment of the balance of the TEPPCO LP Account established pursuant to this Plan, which payment shall commence by January 15 of the year next following my termination of service as a Director, or if later, my attainment of the age specified above shall be in the form specified below.  (Check one) I understand that this election is irrevocable.

☐             In one lump sum

☐             In five annual installments

I acknowledge that I have received a copy of the Plan and have read is provisions and that I agree to be bound thereby.

Print Name

Signature

Social Security Number

Date

Received by Corporate Secretary

Initial	Date

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

AMENDED AND RESTATED

NONEMPLOYEE DIRECTORS FEE DEFERRAL PLAN

Beneficiary Designation Form

To the Corporate Secretary:

I hereby designate the following individual(s) as my Beneficiary(ies) under the Plan, provided he or she survives my death:

Name	Name

Address	Address

Social Security Number	Social Security Number

If more than one designated Beneficiary survives my death, each surviving designated Beneficiary shall be paid an equal share unless I have expressly specified otherwise herein.  I  understand that if I am married at the date of my death, my surviving spouse shall receive my entire TEPPCO LP Account, unless my spouse has consented (as  provided below) to not being the sole beneficiary under the Plan.

I understand that any aggregate balance of my TEPPCO LP Account remaining unpaid at my death shall be paid to my Beneficiary (ies) in a lump sum.  I understand that in the event no designated Beneficiary survives my death, my estate shall be my Beneficiary.

I acknowledge that I have received a copy of the Plan and have read its provisions, and I agree to be bound thereby.  This beneficiary designation revokes and supersedes any previous beneficiary designation made by me.

Signature	Date

Printed Name	SSN

SPOUSAL CONSENT (must be completed if your spouse is not your sole beneficiary) I understand that the Plan states that if we are married as of the date of my spouse’s death, I will automatically receive my spouse’s remaining deferral benefits, unless I waive this right.  I consent to waive this right in accordance with the beneficiary designation set forth above.  I understand that if I sign below, my consent is irrevocable unless my spouse revokes this beneficiary designation.  I further understand that and acknowledge that if I sign below, no survivor benefit will be payable to me, except as may be provided above.

Signature	Date

Printed Name	SSN

ACKNOWLEDGMENT: On this        day of                              [MONTH AND YEAR].                                     appeared before me and acknowledge that he/she is the spouse of                             and that he/she freely and voluntarily signed the foregoing consent for the use and purpose set forth therein.

My commission expires:	Signature of notary public or plan representative:

Received by Corporate Secretary:

Initial	Date